Exhibit 99.2
Crystal River Capital, Inc. Second Quarter 2006 Earnings Call
September 8, 2006
Conference Coordinator:
     Good day everyone and welcome to the Crystal River Capital second quarter 2006 earnings results conference call. My name is Audra and I will be the coordinator for today’s presentation.
     At this time all participants are in a listen-only mode. We will be facilitating a question and answer session towards the end of today’s prepared remarks. Please be advised that this call is being recorded and it will be archived for replay on our Web site and available by telephone until Tuesday, September 12, 2006.
     I would now like to turn the presentation over to Mr. John Feeney, Crystal River’s Executive Vice President and Secretary. Please go ahead.
John Feeney:
     Good morning and thank you very much for joining the call this morning. As mentioned, it’s John Feeney. I’m Executive Vice President and Secretary of Crystal River Capital. And also joining me this morning on the call are Cliff Lai, Crystal River’s CEO, also John Dolan, Crystal River’s Chief Investment Officer, as well as Barry Sunshine, our CFO.
     During this call, we’re going to first discuss our earnings results and then we’ll talk a bit about our portfolio strategy and then give an outlook for not only the markets but we’ll also highlight some of our recent activity.
     Before we begin, please be advised that the forward-looking statements expressed in today’s call are subject to certain risks and uncertainties including but not limited to changes in the interest rates, the yield curve, prepayment rates, and the market value of the company’s assets, as well as the effectiveness of the company’s hedging strategies, the availability of mortgage-backed securities and other target investments for purchase and origination and the availability and cost of capital for financing future investments, and if available, the terms of any such financing as well as other risks contained in the company’s registration statement on Form S-11 and in future filings with the Securities & Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
     With that I will turn it over to Cliff Lai.
Cliff Lai:
     Thank you, John and good morning, everybody.
     Since this is our first conference call as a public company, I wanted to start by giving you a little background on Crystal River. The company was formed in January of 2005 and we commenced operations in March of the same year. We issued 17 million shares as part of a private placement offering and we are externally managed by Hyperion Brookfield Crystal River Capital Advisors, which is a wholly owned subsidiary of Hyperion Brookfield Asset Management. We have additionally retained Brookfield Crystal River Capital LP and Ranieri & Company as sub-advisors. After our capital was deployed we completed our IPO in August of 2006 by selling an additional 7,500,000 shares to the public at a price of $23 a share.
     So I’m pleased here to have the opportunity to report the results of the second quarter. We increased our operating earnings despite an increase in the funding cost associated with our liabilities. Our continued re-deployment of our capital from our Agency mortgage-backed securities position into higher yielding commercial real estate investment opportunities, commercial real estate debt, along with our hedging of our liabilities through interest rate swaps I think continues to be pretty accretive to our earnings. More specifically, if we look at our operating earnings, which we define as income before other revenues and/or expenses, for the quarter that ended in June 2006 increased to $11.1 million. Now, this represents an increase of about $6.2 million over the same quarter in 2005 and an increase of $1.8 million over the first quarter in 2006. Our operating earnings in the second quarter represent — and if you look at an annualized return on the quarter’s average common shareholders equity — that return’s about 11.77 percent. And that’s compared to a 9.79* percent return in the first quarter of 2006.
     Over the last couple of months with the proceeds of the IPO we’ve been very active in the market. Just to give you an update on some of the activity that we’ve been doing, and particular in the third quarter. We’ve committed to two additional CMBS deals, investing from the BBB down to unrated. We’ve also sold additional protection through the credit default swap market on some CMBS single names. We’ve got an $18-million infrastructure transaction where we are co-investing with Brookfield and taking a preferred stock position in the company that’s generating some revenues from airport operations. We are in the process of funding a $25-million co-investment opportunity in an existing Brookfield fund and we’re working to complete a funding of a small credit tenant lease mezzanine loan. So all of these — if I totaled up the activities for the third quarter here in addition to some of the agency ARM purchases that John Dolan will talk about in a minute, we have funded somewhere between — in the third quarter and some of this may leak into the fourth quarter — $110 to $150 million in commitments in the hard asset space that we’ve been targeting for the company.
     With that, I’ll turn the call over to Barry Sunshine to talk a little bit more in detail about the numbers for the quarter before we turn it over to John Dolan.
Barry Sunshine:
     Thank you, Clifford. As stated in our press release, our net income for the second quarter of 2006 totaled $6 million, or 34 cents a share. This compares to net income of $0.3 million, or two cents a share, for the same period in the prior year and net income of $15.4 million, or 88 cents per share, in the quarter ending March 2006. The increase in net income over the comparable quarter in 2005 is a result of our investments of over $580 million in our target asset classes of commercial real estate debt and real estate loans and non-Agency residential mortgages. We increased our net interest income by 84 percent over the same period last year. Our total interest income increased 188 percent to $45.3 million while our funding costs grew from $7.6 million to $31.4 million. In addition, our net income before other revenues (expenses) increased by 131 percent as our operating expenses were essentially unchanged compared to the same period in the prior year.
     The decline in our net income from the first quarter to the second quarter of 2006 was primarily due to three factors in our income statement, and I’d like to talk about that now. These are what we call under the caption other revenues (expenses). And I want to speak about this for you to get a better understanding of these.
     First, unrealized and realized gains/losses on derivatives reflect a significant amount of changes in market values in our interest rate credit default and foreign currency swaps. The rise in interest rates and the spread tightening on the portfolio’s credit default swaps resulted in higher unrealized gains in our interest rate and credit default swaps on derivatives during the quarter. For this quarter of 2006, we did not have such unrealized gains.
     Secondly, we realized a loss of $1.1 million on the sale of Agency ARMs that had been previously impaired in the quarter ending December 2005 as we identified them under the accounting rules as proposed for sale.
     The third factor contributing to the decline in net income was a loss on impairments of $5.7 million in the quarter. We had impairments on Agency ARMs of about $1.3 million in the first quarter and $1.7 million in the second quarter — March 2006 and June 2006. Also, we identified a CMBS deal that we sold in the third quarter, and again under the accounting rules required us to include a loss of about $3 million in the second quarter. However, in the second quarter of 2006 we did identify a credit impairment charge for a CMBS deal where the collateral value had deteriorated and we wrote it down by $0.9 million. Offsetting those charges we had $1.9 million gain on foreign currency associated with our investment in a Canadian originated loan.

*
Editor’s Note: The transcript has been edited to clarify that Crystal River Capital, Inc.’s operating earnings for the first quarter of 2006 represent an annualized return on average common stockholders’ equity for that quarter of 9.79%.

     Our balance sheet increased from $2.0 billion in June of 2005 to $3.1 billion today with over $589 million in higher yielding commercial real estate debt and non-Agency residential MBS. A portion of that growth has been facilitated by a new financing line that we started in Q2.
     And with that I’d like to turn over to John Dolan, Crystal River’s Chief Investment Officer. John.
John Dolan:
     Thank you, Barry. I’d like to talk a little bit about our overall investment strategy to this point, how the portfolio is currently positioned as a result of that, and our outlook looking forward.
     Recall that our investment strategy is designed to take advantage of opportunities across residential and commercial real estate markets and alternative assets up and down the capital structures. And while we started with a healthy allocation to the Agency ARMs in the initial capital raise, we’ve been reducing the portfolio’s concentration in that sector over time as we’ve found attractive investments. ARMs have either pre-paid, or — as Barry noted in the impairment discussion — have been sold to provide funds for other credit investments. These ARMs have typically been FNMA 3/1 and 5/1 hybrid ARMs with a LIBOR reset. We’ve not ventured out into longer resets nor have we invested in fixed rate MBS or CMOs. We were much more concerned about where we stood in the Fed tightening cycle when we began this effort last spring figuring that they were in about the fifth inning of their process, and as such aggressively used interest rate swaps to hedge our borrowing costs.
     As we noted in the earnings release, Crystal River has about a $1.4 billion in interest rate swaps as of June 30 at an average life at about two and a half years and the coupon that was 4.42%. So we’ve been able to lock in paying about 100 basis points lower on our fixed-rate costs than what we’re receiving on the floating side on that $1.4 billion.
     The ARMs add to the leverage of the portfolio, which is about seven to one, and the duration. And through June 30 the swaps performed double duty in keeping that portfolio duration between one and one and a half years. The swaps have also helped mitigate some of the negative impact of the rise in interest rates on our book value, and it’s our intention not to let duration drive performance or book value going forward. Our interest rate outlook has changed from when we began the portfolio ramp-up in March ‘05. Our view now is that the Fed is done and that the easing cycle will start in early 2007.
     Switching themes, last year we viewed the CMBS conduit market as having the most attractive relative value and we’ve been pursuing opportunities there. We’ve added portions of the below investment grade sector of six CMBS conduit deals in the last 15 months. These are deals in which, as the first loss investor, we have six to eight weeks to perform due diligence on the underlying loans, and we negotiate with the underwriter to reject certain loans that we don’t like. We believe that there’s only about eight to 10 institutional investors that have the time, the capital, the history and the resources to buy these bonds in the new issue markets. And these barriers to entry resulted in less price competition and therefore less spread compression than what we’ve observed in the B-Note market. And while we recognize the current challenges associated with CMBS underwriting, we expect to continue to add to our commercial real estate exposures, as Cliff mentioned.
     Aside from the CMBS exposure, we have also some exposure to the residential credit sector. But a large portion of that exposure is to AAA ARMs where we earn slightly higher returns than on the Agency ARMs. The rest of the residential credit exposure is allocated to individual bonds where our residential credit team has been able to identify attractive opportunities. And I would say that we have put very little money to work in that sector in Q2 or Q3. We’re certainly aware of the noise associated with the issues in housing prices and as such have taken a very conservative approach to that sector. But we continue to believe that there are always opportunities on individual bonds, bond programs, or portions of the capital structure in any credit environment.
     Finally, again, as Cliff mentioned, we continue to look at opportunities presented by Brookfield and expect to continue to add exposure in some of the hard asset sectors in which they have expertise over the near future and that fit the parameters of our REIT structure.
     Let me return the call back to John Feeney for some concluding remarks.

John Feeney:
     Thanks, John. Overall, we’ve very pleased with our progress in ramping up the Crystal River portfolio thus far in 2006. And I hope in this call we’ve given you a good sense of the progress we’ve made in pushing forward the Crystal River business plan, the one we’d laid out originally. And we’re optimistic that our recent portfolio activity that’s detailed today, for example, will serve our shareholders well in the long term in terms of reaching our performance objectives. Our recent portfolio acquisitions continue to track our plan and we have other promising opportunities on the horizon.
     I’d now like to open up the call to questions that you might have.
Conference Coordinator:
     Thank you. Today’s question and answer session will be conducted electronically. To ask a question, please press star one on your telephone keypad at this time. If you are using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment. Once again, that is star one. We’ll pause just a moment to assemble our roster.
     And we’ll take our first question from Stephen Laws at Deutsche Bank.
Stephen Laws:
     Good morning. Two quick questions. First, can you provide what the taxable earnings were for the second quarter? And second, can you maybe talk to what kind of spreads you were able to put the IPO proceeds to work in the Agency RMBS strategy?
John Dolan:
     On the agency side it’s our view that we’re only looking to budget about 25 to 30 basis points in terms of incremental spreads on the Agency ARMs side. The Agencies satisfy a couple roles there. Certainly they help us generate income to avoid any dilution from the IPO. They also help us in putting money to work very quickly. What we’re trying to do with the Agency ARMs, though, is realize that they have duration and to hedge them. We’re not looking for large returns, and we still have some intention of swapping some part of that portfolio. Obviously, if we get back to a more normal yield curve, that targeted spread should be a little bit wider going forward. I would also add that we’ve tried to target again the 3/1 and 5/1 ARMs with kind of par and a half to par and three-quarter type dollar prices. So we’re not looking at the Agency ARMs to pay any kind of prepayment game.
Cliff Lai:
     And, Steve, this is Cliff; let me answer your question on the tax returns. We’re going to be filing an amended S-11 certainly over the next 10 business days, and there we’re undergoing the tax audit now with our auditors, EY. So you’ll have more detail there. I don’t have the numbers with me right now. But I’m sure on a lot of people’s mind is what is the difference between GAAP and taxable income. Let me just hit a couple of the big reconciling items that we have to make relative to GAAP and tax.
     GAAP, for example, requires the income recognition process to be on a loss-adjusted yield basis. So if we buy, for example, some of these below-investment grade rated securities at a 20-percent nominal yield, as an example, and we’re expecting a 10-percent loss-adjusted yield, the 10-percent flows through GAAP, 20-percent flows through tax. So that’s one pretty big adjustment that is made between our GAAP and tax books. And as we continue to build out the below-investment grade portion of the portfolio, that variance could get bigger. An additional big factor is that credit impairments do not flow through tax, they flow through GAAP. But you’ll see the entire set of numbers I hope in the next 10 business days as we re-file the S-11.
Stephen Laws:
     Great. Thanks. I’ll look for that document. Thank you.

Conference Coordinator:
     We’ll go next to David Boardman at Wachovia.
David Boardman:
     How are you doing? Thank you for taking my call. I was wondering if you could go through what some of your ROEs might be on your CMBS investments, your B-Piece investments, versus what the ROEs might be today on your Agency portfolio.
John Dolan:
     Certainly, kind of picking up on the last question, we’re not targeting large ROEs on the Agency portion. Something on the order of about eight percent on the levered balance sheet. It does satisfy certain requirements, but as we can diversify away from there, borrowing from the Brookfield and commercial real estate opportunities that have been the focus, we can increase our yield on those areas. On the Brookfield type opportunities, we’re looking at opportunities in kind of the mid teens returns in terms of return on equity. On the CMBS B-pieces, the return on equity takes several forms. You know, outright we start with reverses and have kind of low to mid-teens type returns, and then as that evolves into being permanently financed in the CDO process we’re looking for closer to solid mid-teens on those returns.
     On the residential credit sector, there’s quite a bit of noise in that sector that has offered comparable yields to the CMBS sector, but in our view it’s a little bit early to make a wholesale commitment to the residential credit story. And we’re looking for better opportunities down the road in that sector.
David Boardman:
     OK. And then also on the commercial side, it seems like most of your growth has been in the B piece market. Do you have any plans to maybe look after maybe portfolio purchases on vintage CMBS and quickly turn that around to a CDO execution? And then also on the commercial real estate loan side, that really hasn’t grown much over the last six months or so. Is there anything you’re seeing in the market there that you like, CMBS more? Was just wondering if you could comment on that.
John Dolan:
     Sure, let me take the first part of the question on the CMBS portfolio. You know, what we’ve done over the last 15 going on 16 months now has been to kind of take a very prudent approach in terms of boarding these CMBS deals. We’ve bought six plus the two that Cliff’s talking about over what will be the first year and a half of inception. And so in our mind that gives us the time to really do a thorough underwriting on each loan and review the entire asset and actually form the pool in terms of kicking out assets. And we think that we’re one of — as I highlighted — one of the few people that’s able to do that, including some other people in this REIT universe.
     On the seasoned CMBS market as well as some of the B-Note markets, what we found is that it’s a much more competitive market and spreads tend to trade dramatically tighter. And so I think we’re going to continue to have as a primary focus on the commercial real estate side an interest in the new-issue CMBS B piece market, although Cliff can now share some plans we have to kind of broaden our commercial real estate platform.
John Feeney:
     Sorry, it’s John Feeney. Just the other part of your question as well, David, is we are on track actually to use the CDO execution later in the year as a way to finance some of these assets.

Cliff Lai:
     Yes, and, David, we — a couple of months ago we mentioned this on the road show — we did hire a gentleman to begin direct originations of not only loans but also B-Notes into the market using his contact directly with borrowers and directly with some of the agents out in the market to originate. We are looking, again, also with the help of Mr. Ranieri to start to originate first mortgages on commercial real estate and we’re looking at several properties right now that we’re pretty close on. So that’s an area of the market that we hope to continue to grow out in the portfolio. I mean, as we look at the market and where we are with respect to the credit cycle and the interest rate cycle, we do think that there are some opportunities down in the first mortgage area and they’re certainly very accretive to this platform, especially in a securitized type structure and finance takeout.
David Boardman:
     And are you still targeting those CDOs to be anywhere between $300 and $400 million?
John Dolan:
     Yes.
David Boardman:
     OK, thank you very much for taking my questions.
John Feeney:
     Thank you.
Conference Coordinator:
     We’ll move next to Jeremy Schneider at Deutsche Bank.
Jeremy Schneider:
     How are you guys doing? Can you give any indication on when you may plan to announce your dividend?
Cliff Lai:
     Probably at the end of the month. I think it’s been consistent with what we’re looking at doing with the 144, which is, you know, three or four days at the end of the month, payable about two weeks later.
Jeremy Schneider:
     OK, all right. And you think that’ll be in line with what you’re expecting?
Cliff Lai:
     In line with what we’re expecting versus what you’re expecting may be different.
Jeremy Schneider:
     Maybe with what we’re expecting.
Cliff Lai:
     I will say outright it’s not our policy to give out some earnings guidance here going forward.

Jeremy Schneider:
     OK, all right. Thank you very much.
Cliff Lai:
     OK.
Conference Coordinator:
     We’ll move next to Juan Blake at Dividend Capital.
Juan Blake:
     Hi, guys. Thanks for taking my call. One question. I heard that you have already funded about $110-115 million in this last quarter. So that would leave like about $50 million from the IPO. And I was seeing that you have about $56 million in cash from last quarter. So that’s about $100 million. How long would it take to invest this money?
John Dolan:
     This is John Dolan. Good question. Let me expand on the comments that we made before. In addition to the assets that Cliff talked about, which are kind of the key drivers of branding the company and where we think the best value is, we’ve also added about $850 million of Agency ARMs. And so that kind of takes us a good way through applying funds from the IPO. And then we do have plans, as Cliff highlighted, for some additional Brookfield and commercial real estate opportunities where that money will continue to get spent as we move into September and October.
Juan Blake:
     And if you could give me a quick breakdown just between what is RMBS and non-RMBS in your portfolio, that would be about how much?
John Dolan:
     You know, looking at June 30, the RMBS — the Agency ARMs were about $2 billion — sorry, about $1.8 billion, the non-Agency were about $500 million, and the CMBS were about $300 million.
Juan Blake:
     OK. And you already said that you don’t have any guidance about future dividends, I was looking at your earnings and your dividend payment, and to me it looks like kind of aggressive dividend policy. Do you think that earnings are going to catch up with the dividend payments anytime soon?
Cliff Lai:
     Taxable versus GAAP?

Juan Blake:
     Yes, the one that you have here of $0.34 per share versus declared dividends of $0.725.
Cliff Lai:
     Yes. As I said, the difference between GAAP and tax will always be there for a number of reasons. I think, you know, depending on what happens below the line, below our — what we define as operating earnings — will always be noise differential between GAAP and tax. I think the differential above the line between the loss adjusted yields from a GAAP basis and a tax basis will always be there also. So I think we can maybe comment more on it in the S-11 when that number goes out, but I think there will always be a difference there just because of the nature of the investments we’re investing in and the way that the accounting conventions require us to account for them.
Juan Blake:
     OK. OK, thank you very much for your answers.
Conference Coordinator:
     Next we’ll go to Mike Levine at Oppenheimer Funds.
Mike Levine:
     Yes, hi. My question was on the dividend, so it’s been answered. Thank you.
Conference Coordinator:
     Thank you and if you would like to ask a question, please press star one. We’ll go next to Donald Graco at Fruitage Partners.
Donald Graco:
     Hello? Yes.
John Feeney:
     Yes ...
Donald Graco:
     Oh, hello there. Great.
John Feeney:
     Good morning.
Donald Graco:
     This has been a very good quarter. I’m very happy to see the process of investment going on. I think we’ve got a great thing going here. I guess I’m a little more philosophical at this point. How do you see the CMBS market developing? I know a lot of people have been saying that there’s been a lot of very loose lending going on in the conduits and that that’s causing some trouble for the B piece folks.

Cliff Lai:
     Yes, this is Cliff again. We are extremely conscious of what’s going on in the conduit market. I think we’ve reacted to that by, again, you know, trying to develop our direct whole loan origination process and focusing a lot more on kind of Brookfield hard asset sort of investments. So we understand, you know, exactly where you are, we see it in the market going forward. A lot of the deals that we are seeing in the market we are declining. I think our hit rate generally either below or above investment grade CMBS has gone down from maybe a 30-percent hit rate a year ago to maybe below 20-25 percent right now. So, you know, I think our direction that we would like to take is more taking first mortgage exposures on commercial real estate directly and then seek that execution through a CDO on the financing.
Donald Graco:
     That’s a very good and sound strategy, I’m glad to hear that. I was wondering if you could, say, maybe the pace of sort of equity capital investment, like if — if somebody brought $25 million to CRZ at the moment, how soon do you think you guys could fully invest that at the moment?
John Dolan:
     This is John Dolan. Let me just take the example of — we took $162 million of capital in late July, and I would say that we’ve got most of that deployed or targeted for assets that we’re looking to invest in. I think the $25 million could get put to work fairly quickly, but I don’t want to ever be in a position of having money kind of burning a hole in our pocket. I think there’s an opportunity in the market for one to put $25 million to work at a good rate today.
Donald Graco:
     OK, that’s excellent. That’s really good. Could you tell us a little bit about the preferred equity in the airport and what’s that?
John Dolan:
     Sure. This is John Dolan again. The preferred equity represents two equity interests in CDOs that Hyperion Brookfield has underwritten. So obviously we know all the collateral, we feel pretty good about the manager, and we understand the deal fairly well. So those are the two exposures that total four-odd million. Your second question was related to the airports?
Donald Graco:
     Yes.
John Dolan:
     The ABS securities?
Donald Graco:
     Well, I’m not sure. It said preferred equity investment in an airport at the very beginning of the call. So I was just wondering what that was.
Cliff Lai:
     Yes, we — Brookfield’s been underwriting this deal for a while now. It’s involved — and it’s funded, so I can talk about it — it’s a BAA transaction. They are the operator of most of the large airports over in the U.K. Revenue growth has been very strong and we’ve taken a co-investment position with them in that preferred equity slice.

Donald Graco:
     OK, that sounds very good. And finally, you mentioned that there had been a $900,000 impairment on a CMBS. I assume that’s in one of the B pieces? Could you maybe share a little bit about what —
Cliff Lai:
     Yes. It involves a B piece with two multi-family properties that were — I would call a 2002-2003 vintage construction. So it’s new construction. We identified it as an issue loan at underwriting, and we even had the dealer take back a B Note on it to reduce a little bit of our exposure. It’s mostly borrower issues, the borrower is kind of neglecting the property, occupancy went down to 70 percent. I think we were very proactive in getting in there quick to instruct the special servicer, who in this case is Capmark, to take control of the property. We inserted a new property manager. By last month the occupancy is back up to 85 percent or so range, and that’s before the full, you know, activities. You know, I think the property manager is beginning to ramp that up pretty good. Good market, good real estate, bad management. We’ve got a positive outlook on the resolution, but just on a precautionary basis, we did take a small write-down on that property.
Donald Graco:
     OK. So then it seems like there’s a very good chance that that might be recovered at some point and you might be able to mark the CMBS back up.
Cliff Lai:
     That’s our hope.
Donald Graco:
     OK. That sounds great. And the percentage of the total portfolio that’s the CMBS is $300 million? So this was only $1 million out of $300 million?
Cliff Lai:
     Yes.
Donald Graco:
     OK. That sounds good. I’m super-confident about the team here. You guys sound like you’re incredibly on the ball, and I really look forward to next quarter’s earnings results.
Cliff Lai:
     Great.
Donald Graco:
     Thank you.
Conference Coordinator:
     Next we’ll go to David Stumpf at AG Edwards.
David Stumpf:
     Good morning, gentlemen. You had said in your remarks talking about an outlook for the Fed and indicated that you all were under the assumption that the Fed might actually be easing in the first half of next year. Are you operating under that assumption? And when you look at your hedges today, is that what you’re hedging against or is that being factored in your hedging strategies? If not, are your hedging strategies about to change given that outlook? And then what would be the risk if you’re wrong and this is only a pause and the Fed’s going to be raising rates in the first half of next year.
John Dolan:
     John Dolan again. I think that you picked up on the right themes in the sense that we were clearly in the midst of a Fed tightening cycle and that a very aggressive use of interest rate swaps was prudent in mid 2005. Our sense is that, as I said, we’re closer to the ninth inning and therefore there’s not as much of a need for interest rate swaps. But we will still continue to not let duration be a primary driver of income or book value. And so we’re going to continue to use interest rate swaps, although probably not to the degree that we’ve done so in the past. To the extent our view changes, we retain the ability to put the additional swaps on at that point in time.
David Stumpf:
     OK. Second question is sort of related, I guess. Obviously you put a lot of money to work just in the last month and a half to two months. What has your incremental borrowing cost been over this time versus what you reported for the second quarter?
John Dolan:
     Well, almost all of the borrowing that we’ve done with the IPO proceeds has been to finance the Agency ARMS.
David Stumpf:
     Right.
John Dolan:
     And, you know, one of the benefits that we have in our format was — to institutions and individuals, is that we’re able to enter into the reverse repurchase market and borrow at essential LIBOR less five, less 10. So our borrowing cost has been essentially three-month LIBOR less five or 10 basis points. Three-month LIBOR this morning is 5.38, and so we’ve been able to borrow around 5.25.
David Stumpf:
     OK. Very helpful. Thanks.
John Dolan:
     You’re welcome.
Conference Coordinator:
     And that does conclude the question and answer session. Mr. Feeney, I’ll turn the conference back over to you for any closing remarks.
John Feeney:
     Thanks. I just want to thank everybody for participating on today’s call. And we really do appreciate the very good questions that we’ve been able to field here. And certainly we look forward to next quarter’s call. Talk to you then. Thanks.
Conference Coordinator:
     That does conclude today’s conference. Again, thank you for your participation.
END